Exhibit 99.1

Sabre Announces Exchange of $150 Million of Existing 4.000% Exchangeable Senior Notes due 2025 for Exchangeable Senior Notes due 2026

SOUTHLAKE, Texas—March 4, 2024—Sabre Corporation (“Sabre”) today announced that, together with its wholly-owned subsidiaries, Sabre Holdings Corporation and Sabre GLBL Inc. (“Sabre GLBL”), it has entered into privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of existing holders, who are qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and institutional accredited investors, of Sabre GLBL’s outstanding 4.000% exchangeable senior notes due 2025 (the “Existing Exchangeable Notes”). Pursuant to the Exchange Agreements, Sabre GLBL will exchange (the “Exchange”) $150.0 million in aggregate principal amount of the Existing Exchangeable Notes for (i) $150.0 million in aggregate principal amount of new exchangeable senior notes due 2026 (the “New Exchangeable Notes”) and (ii) an aggregate of approximately $32.6 million in cash, with such cash payment representing the premium paid for the Existing Exchangeable Notes in excess of par value and accrued and unpaid interest on the Existing Exchangeable Notes. The Exchange is expected to settle on or about March 19, 2024, subject to customary closing conditions.

Upon completion of the Exchange, the aggregate principal amount of the Existing Exchangeable Notes outstanding will be $183.0 million, and the aggregate principal amount of the New Exchangeable Notes outstanding will be $150.0 million. Sabre and Sabre GLBL will not receive any cash proceeds from the issuance of the New Exchangeable Notes pursuant to the Exchange.

The New Exchangeable Notes will be senior, unsecured obligations of Sabre GLBL, which will be fully and unconditionally guaranteed by Sabre and Sabre Holdings Corporation, the sole direct subsidiary of Sabre and direct parent of Sabre GLBL. The New Exchangeable Notes will accrue interest payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024. The interest rate for the New Exchangeable Notes will be determined based on the volume-weighted average price of Sabre’s common stock, $0.01 par value per share (the “Common Stock”), over a measurement period following execution of the Exchange Agreements, but in no event will be less than 4.00% or greater than 7.50%. The New Exchangeable Notes will mature on August 1, 2026 (the “Maturity Date”), unless earlier repurchased or exchanged. Before February 1, 2026, noteholders will have the right to exchange their New Exchangeable Notes only upon the occurrence of certain events. From and after February 1, 2026, noteholders may exchange their New Exchangeable Notes at any time at their election until the close of business on the second scheduled trading day immediately before the Maturity Date. Sabre GLBL will have the right to elect to settle exchanges in cash, shares of Common Stock or in a combination of cash and Common Stock at Sabre GLBL’s election. Upon exchange of any New Exchangeable Note, the exchange value will be determined over a period of multiple trading days. The initial exchange rate is 222.2222 shares of Common Stock per $1,000 principal amount of the New Exchangeable Notes, which represents an initial exchange price of approximately $4.50 per share of Common Stock. The initial exchange price represents a premium of approximately 72.4% over the last reported sale price of $2.61 per share of Common Stock on March 1, 2024. The exchange rate and exchange price will be subject to adjustment upon the occurrence of certain events. The New Exchangeable Notes will not be redeemable prior to the Maturity Date.

If a “Fundamental Change” (as will be defined in the indenture for the New Exchangeable Notes) occurs, then, subject to a limited exception, holders of the New Exchangeable Notes may require Sabre GLBL to repurchase their New Exchangeable Notes for cash. The repurchase price will be equal to the principal amount of the New Exchangeable Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

In connection with the Exchange, Sabre expects that holders of Existing Exchangeable Notes that participate in the Exchange will seek to sell shares of Common Stock and/or enter into various derivative positions with respect to shares of Common Stock to establish hedge positions with respect to the New Exchangeable Notes. This activity could decrease (or reduce the size of any increase in) the market price of shares of Common Stock, the Existing Exchangeable Notes or the New Exchangeable Notes at that time.

The Exchange and any shares of Common Stock deliverable upon exchange of the New Exchangeable Notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the New Exchangeable Notes and any such shares of Common Stock cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the New Exchangeable Notes or any shares of Common Stock deliverable upon exchange of the New Exchangeable Notes, nor will there be any sale of the New Exchangeable Notes or any such shares of Common Stock, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Forward-Looking Statements

This press release includes forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “guidance,” “outlook,” “trend,” “on course,” “on track,” “target,” “potential,” “benefit,” “goal,” “believe,” “plan,” “confident,” “anticipate,” “indicate,” “trend,” “position,” “optimistic,” “will,” “forecast,” “continue,” “strategy,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms or other comparable terminology, including statements relating to the consummation of the Exchange and the issuance of the New Exchangeable Notes. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 15, 2024, and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

About Sabre

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfillment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

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Contacts:

Media	Investors
Kristin Hays kristin.hays@sabre.com sabrenews@sabre.com	Brian Roberts brian.roberts@sabre.com sabre.investorrelations@sabre.com